EXHIBIT 99.1

EPOLIN, INC.
358-364 Adams Street
Newark, New Jersey 07105

FOR IMMEDIATE RELEASE

For more detailed information, please contact:
Epolin, Inc.
(888) 777-1188

EPOLIN, INC. AND POLYMATHES ANNOUNCE CONCLUSION OF TENDER OFFER

Newark, New Jersey, June 13, 2012.  Epolin, Inc. (the “Company”) (OTC Bulletin Board: EPLN) (www.epolin.com) and Polymathes Acquisition I Inc., a New Jersey corporation (the “Purchaser”), and a wholly owned subsidiary of Polymathes Holdings I LLC, a New Jersey Limited Liability Company (the “Parent”), today announced   the conclusion of the previously announced tender offer (the “Offer”) of the Purchaser for all outstanding shares of common stock of the Company at a price of $0.22 per share in cash, without interest and subject to any applicable withholding taxes.  The Offer expired, as scheduled, at 5:00 PM, New York City time, on June 12, 2012.  The Offer was not extended.

Subject to confirmation of the final tabulations, the depositary for the Offer has advised that approximately 10,200,000 shares have been tendered and not withdrawn prior to the expiration of the Offer (which does not include shares delivered pursuant to notices of guaranteed delivery) which represents in excess of 81.0% of all outstanding shares of common stock on a fully diluted basis.  Completion of the Offer is subject to there having been tendered at least 51.0% of the outstanding shares which condition has been satisfied.  Payment for such validly tendered shares is expected to be made promptly.  Following completion of the Offer, the Purchaser will acquire the remaining outstanding shares of common stock through a second step merger.

About Epolin

Epolin, Inc. is a specialized chemical company primarily engaged in the manufacturing, marketing, research and development of infrared dyes, laser absorbing dyes and infrared dye formulations.  The Company’s business is heavily weighted towards the development, manufacture and sale of near infrared dyes. Applications for these dyes cover several markets that include laser protection, welding, sunglasses, optical filters, glazing and imaging and security inks and tagants.  The Company also manufactures specialty chemicals for certain chemical manufacturers.

Important Additional Information

This press release is intended to provide information only and is not an offer to purchase or a solicitation of an offer to sell securities.   The tender offer was made pursuant to a Tender Offer Statement (including an Offer to Purchase, Letter of Transmittal, and related tender offer documents), filed by the Purchaser and the Parent with the U.S. Securities and Exchange Commission (“SEC”).  In addition, Epolin, Inc. filed a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC related to the tender offer.  Investors and shareholders may obtain copies of documents filed with the SEC at no charge at the website maintained by the SEC at www.sec.gov.

Forward-Looking Statements

Statements contained herein which are not historical facts or information are “forward-looking statements.”  Words such as “believe,” “expect,” “intend,” “will,” “should,” and other expressions that indicate future events and trends identify such forward-looking statements.  These forward-looking statements involve risks and uncertainties which could cause the outcome to be materially different than stated.  Such risks and uncertainties include both general economic risks and uncertainties and matters discussed in the Company’s annual report on Form 10-K which relate directly to the Company’s operations and properties.  The Company cautions that any forward-looking statement reflects only the belief of the Company or its management at the time the statement was made.  Although the Company believes such forward-looking statements are based upon reasonable assumptions, such assumptions may ultimately prove to be inaccurate or incomplete.  The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement was made.